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                                                                    Exhibit 1.01
                                 TERMS AGREEMENT



                                                   March 16, 2001



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Treasurer

Dear Sirs:

        We understand that Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), proposes to issue and sell $1,000,000,000 aggregate principal amount of its 5.875% Notes due March 15, 2006 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities as set forth opposite our respective names on the list attached hereto at 99.358% of the principal amount thereof. The Closing Date shall be March 23, 2001 at 9:00 a.m. at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

        The Securities shall have the following terms:


   Title:                      5.875% Notes due March 15, 2006

   Maturity:                   March 15, 2006

   Interest Rate:              5.875%

   Interest Payment Dates:     March 15 and September 15, commencing September 15, 2001

   Regular Record Dates:       February 28 (or February 29 in the case of the March 15,
                               2004 Interest Payment Date) or August 31, commencing
                               August 31, 2001

   Initial Price To Public:    99.708% of the principal amount thereof, plus
                               accrued interest from March 23, 2001 to date of payment
                               and delivery




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

   Redemption Provisions:   The Securities are not redeemable by the Company prior to
                            maturity, except upon the occurrence of certain events
                            involving United States Taxation, as set forth in the
                            Prospectus Supplement, dated March 16, 2001, to the
                            Prospectus, dated February 23, 2001

   Trustee:                 The Chase Manhattan Bank

   Indenture:               Indenture, dated as of January 18, 1994, as supplemented
                            by a First Supplemental Indenture, dated as of November
                            28, 1997, and as supplemented by a Second Supplemental
                            Indenture, dated as of July 1, 1999, and as amended from
                            time to time




        All the provisions contained in the document entitled "Salomon Smith Barney Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated December 1, 1997 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

        Basic Provisions varied with respect to this Terms Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriters hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on March 23, 2001 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

(B) Paragraph 4(j) of the Basic Provisions shall be amended and restated as follows: "The Company will not, without the consent of Salomon Smith Barney Inc., offer, sell, contract to offer or sell or otherwise dispose of any securities, including any backup undertaking for such securities, of the Company, in each case that are substantially similar to the Securities or any security convertible into or exchangeable for the notes or such substantially similar securities, during the period beginning the date of the Terms Agreement and ending the Closing Date."




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        The Underwriters hereby agree in connection with the underwriting of the
Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities
Dealers, Inc.

        Each Underwriter further agrees and hereby represents that:
        -  it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issuance of the notes, will not offer or sell any notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public
           Offers of Securities Regulations 1995, as amended;

        - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United
           Kingdom;

        -  it has only issued or passed on, and will only issue or pass on, in the
           United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article
           11(3) of the Financial Services Act 1986 (Investment Advertisements)
           (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

        -  it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

        -  it is aware of the fact that no German selling prospectus
           (Verkaufsprospekt) has been or will be published in respect of the sale of the notes and that it will comply with the Securities Selling
           Prospectus


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
           Act (the "SSPA") of the Federal Republic of Germany
           (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in a public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any notes otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all other applicable laws and regulations;

        -  the notes are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the
           Republic of France this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes; and

        - it and each of its affiliates have not offered or sold, and will not offer or sell, the notes by means of any document to persons in Hong
           Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of
           Hong Kong).

        Marcy Engel, Esq., is counsel to the Company.  Cleary, Gottlieb, Steen
& Hamilton is counsel to the Underwriters. Cleary, Gottlieb, Steen & Hamilton is special tax counsel to the Company.

        Please accept this offer no later than 9:00 p.m. on March 16, 2001, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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        "We hereby accept your offer, set forth in the Terms Agreement, dated
March 16, 2001, to purchase the Securities on the terms set forth therein."

                                            Very truly yours,


                                            SALOMON SMITH BARNEY INC.
                                            ABN AMRO INCORPORATED
                                            BANC OF AMERICA SECURITIES LLC
                                            BANC ONE CAPITAL MARKETS, INC.
                                            BARCLAYS BANK PLC
                                            BLAYLOCK & PARTNERS, L.P.
                                            BNP PARIBAS SECURITIES CORP.
                                            CHASE SECURITIES INC.
                                            FIRST UNION SECURITIES, INC.
                                            GUZMAN & COMPANY
                                            SANTANDER CENTRAL HISPANO
                                              INVESTMENT SECURITIES INC.
                                            UBS WARBURG LLC
                                            WESTDEUTSCHE LANDESBANK
                                              GIROZENTRALE


                                            By SALOMON SMITH BARNEY INC.


                                            By: /s/ James Harasimowicz
                                                -------------------------
                                                Name: James Harasimowicz
                                                Title: Managing Director


   ACCEPTED:

   SALOMON SMITH BARNEY HOLDINGS INC.


   By: /s/ Mark I. Kleinman
      ---------------------------------------
      Name: Mark I. Kleinman
      Title:Executive Vice President
              and Treasurer


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
                                                                             Principal Amount
Underwriters                                                                     of Notes
------------                                                                 -----------------
Salomon Smith Barney Inc.                                                   $     850,000,000
ABN AMRO Incorporated                                                              12,500,000
Banc of America Securities LLC                                                     12,500,000
Banc One Capital Markets, Inc.                                                     12,500,000
Banco Santander Central Hispano                                                    12,500,000
Barclays Bank PLC                                                                  12,500,000
Blaylock & Partners, L.P.                                                          12,500,000
BNP Paribas Securities Corp.                                                       12,500,000
Chase Securities Inc.                                                              12,500,000
First Union Securities, Inc.                                                       12,500,000
Guzman & Company                                                                   12,500,000
Santander Central Hispano Investment Securities Inc.                               12,500,000
UBS Warburg LLC                                                                    12,500,000
Westdeutsche Landesbank Girozentrale                                               12,500,000
        Total                                                               $   1,000,000,000
                                                                            =================





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